UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2016

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

UPREIT Conversion and Contribution Agreement

On November 10, 2016, Equity Commonwealth (the “Company”) converted to what is commonly referred to as an umbrella partnership real estate investment trust, or UPREIT, structure (the “UPREIT Conversion”). In connection with this conversion, the Company contributed substantially all of its assets to EQC Operating Trust, a Maryland real estate investment trust through which the Company will conduct its business (the “Operating Trust”), and the Operating Trust assumed substantially all of the Company’s liabilities pursuant to a Contribution and Assignment Agreement between the Company and the Operating Trust (the “Contribution Agreement”).

The Company now conducts and intends to continue to conduct substantially all of its activities through the Operating Trust. The Company currently is the sole holder of shares of beneficial interest, designated as units, in the Operating Trust (“OP Units”) and the sole trustee of the Operating Trust.  As the sole trustee, the Company generally has the exclusive power under the declaration of trust of the Operating Trust to manage and conduct the business of the Operating Trust, subject to certain limited approval and voting rights of other holders of OP Units (“Unitholders”) that may be admitted as Unitholders in the future. The Operating Trust also issued to the Company 4,915,196 Series D preferred units (“Series D Preferred Units”) with terms that substantially mirror the economic terms of the Company’s currently outstanding Series D preferred shares (“Series D Preferred Shares”).

Amended and Restated Credit Agreement

In connection with the UPREIT Conversion, the Operating Trust entered into an Amended and Restated Credit Agreement, dated as of November 10, 2016, by and among the Operating Trust, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions or entities from time to time party thereto (the “A&R Credit Agreement”), replacing the Company’s prior credit agreement. Under the A&R Credit Agreement, the Operating Trust has assumed all obligations of the Company as borrower and the Company is released from such obligations. The A&R Credit Agreement was amended and restated primarily to facilitate changes necessary to complete the UPREIT Conversion. The economic terms of the A&R Credit Agreement are substantially the same as the terms of the Company’s prior credit agreement.

Assumption Agreement

Also in connection with the UPREIT Conversion, the Company and the Operating Trust entered into an Assumption Agreement (the “Assumption Agreement”) whereby the Operating Trust expressly assumed all of the liabilities under each class of outstanding senior notes originally issued by the Company. These include the Company’s 6.25% senior notes due 2017 (balance of $250 million), 6.65% senior notes due 2018 (balance of $250 million), 5.88% senior notes due 2020 (balance of $250 million) and 5.75% senior notes due 2042 (balance of $175 million) (collectively, the “Senior Notes”). Each of these series was issued under the Indenture dated as of July 9, 1997, between the Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee, and pursuant to supplemental indentures with respect to each series of Senior Notes. Pursuant to the Assumption Agreement, the Operating Trust is obligated to satisfy payment obligations of the Senior Notes by making payments either directly to holders or to the Company if the Company has been required to make any payments to holders. Notwithstanding the terms of the Assumption Agreement, the Company continues to be the primary obligor and is not released from its obligations with respect to the Senior Notes as a result of the Assumption Agreement.

The forgoing summaries of the Contribution Agreement, A&R Credit Agreement and the Assumption Agreement do not purport to be complete and are qualified in their entirety by reference to the copies thereof attached as Exhibits 10.2, 10.3 and 10.4 hereto, which are incorporated herein by reference.

Operating Agreement

In connection with the UPREIT Conversion, the Company entered into a Declaration of Trust with respect to the Operating Trust (the “Operating Agreement”). The following is a summary of the terms of the Operating

Agreement, which does not purport to be complete and is qualified in its entirety by reference to the copy thereof attached as Exhibit 10.1 hereto and incorporated herein by reference.

Management of the Operating Trust

The Company is the sole trustee of the Operating Trust. Pursuant to the Operating Agreement, the Company will have full, complete and exclusive responsibility and discretion to manage and control the Operating Trust. The Operating Agreement provides the Company with the ability to, among other things, cause the Operating Trust to enter into certain major transactions including acquisitions, dispositions and refinancings, to make distributions to Unitholders and to cause changes in the Operating Trust’s business strategies.

The Operating Agreement requires the Operating Trust to be operated in a manner that enables the Company to satisfy the requirements for being classified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (“Code”) and to ensure that the Operating Trust will not be classified as a “publicly-traded partnership” taxable as a corporation under Section 7704 of the Code.

Outside Activities of Operating Trust

Subject to certain exceptions, substantially all of the assets of the Company will consist of its ownership of OP Units in the Operating Trust.  However, the Operating Agreement authorizes the Company, in its sole and absolute discretion, to hold or acquire certain assets in its own name or otherwise other than through the Operating Trust so long as the Company enters into an agreement to ensure that the economic benefits and burdens of such assets are otherwise vested in the Operating Trust.

Capitalization

Initially, the Partnership Agreement will provide for three classes of OP Units: Class A Units, Series D Preferred Units and LTIP Units. The terms and rights of these classes are described below. Under the Operating Agreement, the Company will be authorized to cause the Operating Trust to issue additional OP Units or other beneficial interests in the Operating Trust to its Unitholders, including the Company and its affiliates, or other persons without the approval of any Unitholder. OP Units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of units (including OP Units held by the Company), as determined by the Company, subject to Maryland law, in its sole and absolute discretion without the approval of any Unitholder, subject to limitations described below. No OP Unit or beneficial interest in the Operating Trust may be issued to the Company unless:

•                  the Operating Trust issues OP Units or other beneficial interests in connection with the grant, award or issuance of shares or other equity interests in the Company having designations, preferences and other rights so that the economic interests attributable to the newly issued shares or other equity interests in the Company are substantially similar to the designations, preferences and other rights, except voting rights, of the OP Units or other beneficial interests issued to the Company; or

•                  the Operating Trust issues the additional OP Units or other beneficial interests to all Unitholders holding OP Units or other beneficial interests in the same class or series in proportion to their respective percentage interests in that class or series.

Under the Operating Agreement, the Company is obligated to contribute the net proceeds of any future offering of the Company’s common shares as additional capital to the Operating Trust.

Common Units

Initially, the Operating Agreement will authorize one class of common OP units, which are referred to as Class A Units. Class A Units are the general common class of OP Units (not specifically designated by the trustee as being of another specified class of OP Units). Distributions with respect to Class A Units will generally mirror distributions with respect to the Company’s common shares.

Series D Preferred Units

The Operating Agreement authorizes a series of OP Units designated as “Series D Cumulative Convertible Preferred Units,” which are referred to as Series D Preferred Units. The Series D Preferred Units are being issued to the Company to mirror the Company’s outstanding Series D Preferred Shares and have economic terms, including with respect to distributions, liquidation, redemption and conversion, substantially similar to the Company’s Series D Preferred Shares, including a 6.50% per annum distribution rate and liquidation preference of $25 per unit.

LTIP Units

LTIP units are a class of beneficial interests in the Operating Trust that may be issued to employees, officers, directors or trustees of the Operating Trust, the Company or their subsidiaries (“LTIP Units”).  LTIP Units are a special class of interests in the Operating Trust that are structured to qualify as “profits interests” for tax purposes, with the result that at issuance, subject to certain limited exceptions, they have no capital account in the Operating Trust.  LTIP Units may be issued fully vested or subject to vesting requirements. Holders of LTIP Units generally will be entitled to receive the same per-unit distributions as the other outstanding OP Units in the Operating Trust, except that LTIP Units that are subject to performance vesting will not participate in distributions until expiration of the applicable performance period, at which time they will become entitled to receive a special catch-up distribution for the periods prior to such time, and subject to the Operating Trust generating sufficient net income or gain after issuance of the LTIP Units.

Initially, each LTIP Unit will have a capital account of zero, subject to certain limited exceptions, and, therefore, the holder of the LTIP Unit would receive nothing if the Operating Trust distributed all of its assets immediately after the LTIP Unit is awarded.  However, the Operating Agreement requires that “book gain” or economic appreciation realized by the Operating Trust in its assets, whether as a result of an actual asset sale or upon the revaluation of its assets, as permitted by applicable treasury regulations, be allocated first to the LTIP Units until the capital account per LTIP Unit is equal to the capital account per OP Unit.  The applicable treasury regulations and the Operating Agreement provide that assets of the Operating Trust may be revalued upon specified events, including upon additional capital contributions by the Company or other Unitholders, upon a distribution by the Operating Trust to a Unitholder in redemption of its beneficial interests, upon the liquidation of the Operating Trust or upon a later issuance of additional LTIP Units.  Any such allocation of “book gain” will be allocated among the outstanding LTIP Units based on the order in which they were issued.

Each LTIP Unit will convert automatically into an OP Unit on a one-for-one basis when the LTIP Unit becomes vested (if subject to vesting) and upon equalization of its capital account with the per-unit capital account of the OP Units.  In addition, to the extent not already converted automatically, LTIP Units may be converted by the holder or by the Operating Trust at any time into a number of OP Units equal to the then-capital account of such LTIP Units divided by the per-unit capital account of each OP Unit.  There is a risk that an LTIP Unit will never become convertible into one OP Unit because of insufficient gain realization to equalize capital accounts, and, therefore, the value that a holder will realize for a given number of vested LTIP Units may be less than the value of an equal number of the Company’s common shares. Additionally, there is a risk that the Operating Trust will not generate sufficient net income or gain to allow distributions with respect to the LTIP Units.

In the event of a merger or similar transaction, any unvested LTIP Units will either be (i) accelerated in accordance with the Company’s equity incentive plan (whether full acceleration, for time-based units, or acceleration based on performance, for performance-based units) and then converted, or (ii) assumed by the buyer in such transaction.

Transferability of Interests

Unitholders may not transfer their OP Units without the consent of the Company except in a permitted transfer, as described in the Operating Agreement. Permitted transfers include, but are not limited to, transfers to family members or trusts for the benefit of or owned by such family members; as a gift; to heirs upon death; to partners, unitholders or stockholders of a Unitholder that is an entity; to another Unitholder; or to a lender in a secured loan transaction.

The Company, as sole trustee, generally may not transfer any of its OP Units or withdraw as the sole trustee of the Operating Trust, except (i) in connection with a merger, consolidation or other combination with or into another person following the consummation of which the equity holders of the surviving entity are substantially identical to the Company’s shareholders, (ii) with the consent of Unitholders holding a majority of OP Units (other than those held by the Company or its subsidiaries), (iii) to any of the Company’s affiliates, or (iv) in connection with an “extraordinary transaction” as described below.

The Company may not engage in an “extraordinary transaction,” defined to be a merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets or any reclassification, recapitalization or change of its outstanding shares (except for certain reclassifications, recapitalizations or changes) unless each Unitholder receives or has the right to receive for each OP Unit cash, securities or other property in the same form as, and equal in amount to the greatest amount of cash, securities or other property paid to a holder of common shares of the Company.

Mergers and Sales of Assets of the Operating Trust

The Company generally will have the exclusive power to cause the Operating Trust to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity.

Redemption Rights

Pursuant to the Operating Agreement, Unitholders (other than the Company) generally have the right, commencing six months from the date of issuance of such OP Units, to cause the Operating Trust to redeem their OP Units in exchange for cash or, at the option of the Company, common shares of the Company on a one-for-one basis. Unitholders may exercise the redemption right from time to time without limitation as to frequency with respect to all or part of the OP Units they own, but may not exercise the redemption right for less than 1,000 OP Units at any given time or, if such Unitholder holds less than 1,000 OP Units, all the OP Units owned by such Unitholder. The number of common shares of the Company issuable upon redemption of OP Units may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations.

Unless the Company elects to assume and perform the Operating Trust’s obligation with respect to the OP Unit redemption right, as described below, a Unitholder exercising the redemption right will receive cash from the Operating Trust in an amount equal to the market value of common shares of the Company for which the OP Units would have been redeemed if the Company had assumed and satisfied the Operating Trust’s obligation by paying common shares of the Company, as described below. The market value of the Company’s common shares for this purpose (assuming a market then exists) will be equal to the average of the closing trading price of the Company’s common shares on the NYSE for the 10 trading days before the day on which the Company received the redemption notice.

The Company may elect to assume and perform the Operating Trust’s obligation to acquire the OP Units being redeemed in exchange for either cash in the amount specified above or a number of common shares of the Company equal to the number of OP Units offered for redemption, adjusted to take into account prior share dividends or any subdivisions or combinations of the Company’s common shares. As sole trustee, the Company will have the sole discretion to elect whether the redemption right will be satisfied by the Company in cash or the Company’s common shares.  No redemption or exchange can occur if delivery of common shares by the Company would be prohibited either under the provisions of the Company’s charter or under applicable federal or state securities laws, in each case regardless of whether the Company would in fact elect to assume and satisfy the unit redemption right with common shares.

Distributions

The Operating Agreement provides that the Operating Trust will distribute available cash of the Operating Trust as the Company determines in its sole and absolute discretion is appropriate for distribution to Unitholders to the Company and the other Unitholders in accordance with their respective percentage interests in the Operating Trust. The Company may cause the Operating Trust to make distributions to the Company as necessary to enable the

Company to satisfy the requirements for qualification as a REIT under the Code and avoid any federal income or excise tax liability.

Upon the liquidation of the Operating Trust, after payment of debts and obligations, any remaining assets of the Operating Trust will be distributed to the holders of the OP Units that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series, and the balance, if any, will be distributed to the Unitholders in accordance with their capital accounts, after giving effect to all contributions, distributions and allocations for all periods.

Allocations

Net income and net loss of the Operating Trust will be determined and allocated among the Unitholders with respect to each taxable year of the Operating Trust. Except as otherwise provided in the Operating Agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the Operating Agreement, net income and net loss are allocated among the Unitholders (including the Company) in accordance with their respective percentage interests. The Operating Agreement contains provisions for special allocations intended to comply with certain regulatory requirements under the Code.

Amendments of the Operating Agreement

The Company, without the consent of the other Unitholders, may amend the Operating Agreement in any respect, provided that the following amendments require the consent of Unitholders holding more than 50% of the OP Units (other than those held by the Company or its subsidiaries):

•                  any amendment affecting the operation of the conversion factor (relating to conversion of LTIP Units to OP Units) or the redemption right (except as otherwise provided in the Operating Agreement) in a manner that adversely affects the Unitholders in any material respect;

•                  any amendment that would adversely affect the rights of the Unitholders to receive the distributions payable to them under the Operating Agreement (other than with respect to the creation or issuance of new or additional OP Units pursuant to the Operating Agreement) in a manner that adversely affects the Unitholders in any material respects;

•                  any amendment that would materially alter the Operating Trust’s allocations of profit and loss to the Unitholders, other than with respect to the creation or issuance of new or additional OP Units pursuant to the Operating Agreement;

•                  any amendment that would modify the limited liability of a Unitholder;

•                  any amendment that would impose on the Unitholders any obligation to make additional capital contributions to the Operating Trust; or

•                  any amendment to certain provisions of the Operating Agreement relating to the preservation of the UPREIT structure, requirement for equal treatment of Unitholders in an “extraordinary transaction” or allowance of permitted transfers by Unitholders.

Fiduciary Responsibilities, Limitation of Liability and Indemnification

The Unitholders of the Operating Trust expressly acknowledge that the Company is acting for the benefit of the Operating Trust, the Unitholders (including the Company) and the Company’s shareholders collectively and that the Company is under no obligation to consider the separate interests of the Unitholders (including, without limitation, the tax consequences to some or all of the Unitholders) in deciding whether to cause the Operating Trust to take, or decline to take, any actions. Any decisions or actions taken or not taken in accordance with the terms of the Operating Agreement will not constitute a breach of any fiduciary duty owed by the Company to the Operating

Trust or the Unitholders.   The Company will not be liable for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by the Unitholders in connection with such decisions unless the Company acted with willful misfeasance, bad faith, gross negligence or reckless disregard of duty and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

To the maximum extent permitted by applicable Maryland law, the Operating Agreement allows the Operating Trust to indemnify, and to pay or reimburse reasonable expenses to, the Company and the Company’s and the Operating Trust’s present or former unitholders, trustees, officers or agents and any other persons acting on behalf of the Company that the Company may designate from and against all claims and liabilities by reason of his, her or its service in such capacity. The Operating Trust has the power, with the approval of the Company, to provide such indemnification and advancement of expenses

Term

The Operating Trust will continue indefinitely or until sooner dissolved upon:

•                  the bankruptcy of the Company or an event of withdrawal of the Company as trustee unless Unitholders holding more than 50% of the outstanding OP Units elect to continue the Operating Trust and appoint a replacement trustee);

•                  an election by the Company to dissolve the Operating Trust in its sole and absolute discretion;

•                  judicial order; or

•                  the passage of 90 days after the sale of all or substantially all of the assets and properties of the Operating Trust for cash or for marketable securities.

Tax Matters

The Operating Trust provides that the Company is tax matters unitholder for federal, state and local income tax administrative or judicial proceedings and is treated as the “tax matters partner” and the “partnership representative under the Code and, as such, has authority to handle tax audits and judicial reviews and to make tax elections under the Code on behalf of the Operating Trust.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 hereof is incorporated in this Item 2.03 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Articles of Amendment and Restatement of Declaration of Trust of EQC Operating Trust, dated as of November 10, 2016

10.2	Contribution and Assignment Agreement, dated as of November 10, 2016, between Equity Commonwealth and EQC Operating Trust

10.3

Amended and Restated Credit Agreement, dated as of November 10, 2016, among EQC Operating Trust, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions or entities from time to time party thereto

10.4	Assumption Agreement, dated as of November 10, 2016, between Equity Commonwealth and EQC Operating Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: November 14, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Articles of Amendment and Restatement of Declaration of Trust of EQC Operating Trust, dated as of November 10, 2016

10.2	Contribution and Assignment Agreement, dated as of November 10, 2016, between Equity Commonwealth and EQC Operating Trust

10.3

Amended and Restated Credit Agreement, dated as of November 10, 2016, among EQC Operating Trust, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions or entities from time to time party thereto

10.4	Assumption Agreement, dated as of November 10, 2016, between Equity Commonwealth and EQC Operating Trust